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Exhibit (11) - Statement Re:  Computation of Earnings Per Share

COMPUTATION OF EARNINGS PER SHARE
Comerica Incorporated and Subsidiaries

(In thousands, except per share data)

                                     Three Months Ended       Nine Months Ended
                                        September 30            September 30
                                    -------------------      -------------------
                                      2000       1999          2000       1999
                                    --------   --------      --------   --------
Basic:
   Average shares outstanding        156,414    156,154       156,312    156,033
                                    ========   ========      ========   ========

Net income                          $191,841   $170,414      $555,108   $496,908
Less preferred stock dividends         4,275      4,275        12,825     12,825
                                    --------   --------      --------   --------
Net income applicable to common
  stock                             $187,566   $166,139      $542,283   $484,083
                                    ========   ========      ========   ========

Basic net income per share             $1.20      $1.06         $3.47      $3.10

Diluted:
  Average shares outstanding         156,414    156,154       156,312    156,033
  Nonvested stock                        141        164           165        169
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options        2,067      1,993         1,631      2,215
                                    --------   --------      --------   --------
    Diluted average shares           158,622    158,311       158,108    158,417
                                    ========   ========      ========   ========

Net income                          $191,841   $170,414      $555,108   $496,908
Less preferred stock dividends         4,275      4,275        12,825     12,825
                                    --------   --------      --------   --------
Net income applicable to common
  stock                             $187,566   $166,139      $542,283   $484,083
                                    ========   ========      ========   ========

Diluted net income per share           $1.18      $1.05         $3.43      $3.06

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